UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2008
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) As reported in Item 5.02 of the Current Report on Form 8-K, filed by Tween Brands, Inc. (the “Company”) with the Securities and Exchange Commission on February 20, 2008, Paul C. Carbone resigned as Senior Vice President and Chief Financial Officer of the Company, effective February 19, 2008.
     The Company has entered into a Letter Agreement with Mr. Carbone, effective as of February 19, 2008 (the “Severance Agreement”). A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following summary of the Severance Agreement is qualified in its entirety by reference to the text of the Severance Agreement and capitalized terms used in this report and not otherwise defined have the meaning given to such terms in the Severance Agreement.
     Under the Severance Agreement, among other provisions, Mr. Carbone has agreed to comply with all terms and conditions of the Separation Pay, Confidentiality & Non-Competition Agreement, dated July 26, 2006 (the “Separation Pay Agreement”). Under the Severance Agreement, the Company and Mr. Carbone also generally agreed to release each other from any and all claims that either party ever had or may now have up to and including the date of the Severance Agreement.
     Subject to effectiveness of the Severance Agreement, in consideration for Mr. Carbone’s agreement to and continued compliance with the terms of the Severance Agreement, the Severance Agreement provides Mr. Carbone with, pursuant to Paragraph 4 of the Separation Pay Agreement, his weekly base salary minus the deductions required by law (including applicable withholding) for a period of 52 weeks, or the date that he is employed (including self-employed) at an equivalent rate, whichever occurs first. If Mr. Carbone obtains employment (including self-employment) at a lower rate of pay, he will continue to receive the differential between the two rates of pay for the balance of the 52 weeks. Furthermore, the Severance Agreement provides Mr. Carbone with the following benefits, subject to effectiveness of the Severance Agreement: (i) all vacation entitlement that is currently earned, but unused; (ii) eligibility for full incentive compensation for the Spring 2008 Season pursuant to the Company’s Incentive Compensation Plan; (iii) COBRA continuation of benefits at the Company’s cost for up to a total of 52 weeks, or the first day of eligibility of insurance with another employer, whichever is earliest; and (iv) outplacement services up to an amount not to exceed $10,000, which services will be offered through a provider previously approved by the Company.
Item 9.01. Exhibits.
     (c) Exhibits.

Exhibit No.		Description

10.1	*	Letter Agreement, effective as of February 19, 2008, between the Company and Mr. Carbone.
_________________________
* Filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: March 18, 2008	By:	/s/ Kenneth T. Stevens

Kenneth T. Stevens President and Chief Operating Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.		Description

10.1	*	Letter Agreement, effective as of February 19, 2008, between the Company and Mr. Carbone.
_________________________
* Filed with this report.